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                                                                    Exhibit 1(d)



                             ARTICLES SUPPLEMENTARY

                                     TO THE

                    RESTATEMENT OF ARTICLES OF INCORPORATION

                                       OF

                          BRINSON MASTER SERIES, INC.


         Pursuant to Section 2-208 of the Maryland General Corporation Law, as amended ("Code"), Brinson Master Series, Inc., a Maryland corporation ("Corporation"), adopts the following Articles Supplementary to the Corporation's Restatement of Articles of Incorporation, effective on the later of November 5, 2001 or the date accepted for record by the Department of Assessments and Taxation:

         FIRST: That the Board of Directors of the Corporation, by action on May 9, 2001 and September 20, 2001, has re-classified into sub-classes the three hundred thirty million (330,000,000) shares of capital stock of Brinson Money Market Fund, $0.01 par value per share ("Shares") that are classified as Class B Common Stock.

         As so re-classified, the Shares of Class B Common Stock of Brinson Money Market Fund shall be comprised of eighty-three million (83,000,000) Shares of Sub-Class B-1 Common Stock, eighty-three million (83,000,000) Shares of Sub-Class B-2 Common Stock, eighty-three million (83,000,000) Shares of Sub-Class B-3 Common Stock and eighty-one million (81,000,000) Shares of Sub-Class B-4 Common Stock. The Sub-Class B-1 Common Stock of Brinson Money Market Fund shall include all issued and outstanding Shares of Class B Common Stock as of the close of business on the effective date.

         SECOND: Section 6.8 of Article SIXTH of the Corporation's Restatement of Articles of Incorporation is amended by replacing the first paragraph thereof and substituting the following:

         Three hundred thirty million (330,000,000) Shares of Brinson Money Market Fund are designated Class A Common Stock; three hundred thirty million (330,000,000) Shares of Brinson Money Market Fund are designated Class B Common Stock and consist of eighty-three million (83,000,000) Shares of Sub-Class B-1 Common Stock, eighty-three million (83,000,000) Shares of Sub-Class B-2 Common Stock, eighty-three million (83,000,000) Shares of Sub-Class B-3 Common Stock and eighty-one million (81,000,000) Shares of Sub-Class B-4 Common Stock; and three hundred forty million (340,000,000) Shares of Brinson Money Market Fund are designated Class C Common Stock. The Class A Common Stock, Class B Common Stock (consisting of the Sub-Class B-1 Common Stock, Sub-Class B-2 Common Stock, Sub-Class B-3 Common Stock and Sub-Class B-4 Common Stock) and Class C Common Stock of Brinson Money Market Fund represent interests in the same investment portfolio. Shares of each Class of Common Stock of a Series shall be subject to all provisions of Article SIXTH hereof






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         relating to stock of the Corporation generally and shall
         have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms of conditions of redemption, except as follows:

          THIRD: Section 6.8 of Article SIXTH is further amended by striking subparagraphs (a) through (e) of section 6.8(3) and substituting the following:

              (a) Each Share of the Sub-Class B-1 Common Stock, other than a Share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-1 Common Stock, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Shares of the Class A Common Stock, at the relative net asset value of each such Class at the time of the calculation of the net asset value of such Class of Shares on the date that is the first Business Day (as defined in such Series' prospectus and/or statement of additional information) of the month in which the sixth anniversary of the issuance of such Shares of the Sub-Class B-1 Common Stock occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-1 Shares occurred or (ii) for Sub-Class B-1 Shares obtained through an exchange, the date on which the issuance of the Sub-Class B-1 Shares of an eligible Brinson fund occurred, if such Shares were exchanged directly or through a series of exchanges for the Corporation's Sub-Class B-1 Shares (the "Sub-Class B-1 Conversion Date")).

              (b) Each Share of the Sub-Class B-2 Common Stock, other than a Share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-2 Common Stock, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Shares of the Class A Common Stock, at the relative net asset value of each such Class at the time of the calculation of the net asset value of such Class of Shares on the date that is the first Business Day (as defined in such Series' prospectus and/or statement of additional information) of the month in which the fourth anniversary of the issuance of such Shares of the Sub-Class B-2 Common Stock occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-2 Shares occurred or (ii) for Sub-Class B-2 Shares obtained through an exchange, the date on which the issuance of the Sub-Class B-2 Shares of an eligible Brinson fund occurred, if such Shares were exchanged directly or through a series of exchanges for the Corporation's Sub-Class B-2 Shares (the "Class B-2 Conversion Date")).

              (c) Each Share of the Sub-Class B-3 Common Stock, other than a Share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-3 Common Stock, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Shares of the Class A Common Stock, at the relative net asset value of each such Class at the time of the calculation of the net asset value of such Class of Shares on the date that is the first Business Day (as defined in such Series' prospectus and/or statement of additional information) of the month in which the third anniversary of the issuance of such Shares of the Sub-Class B-3 Common Stock occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-3 Shares occurred or (ii) for Sub-Class B-3 Shares obtained through an exchange, the date on which the issuance of the Sub-Class B-3 Shares of an eligible Brinson fund occurred, if such Shares



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          were exchanged directly or through a series of exchanges for the
          Corporation's Sub-Class B-3 Shares (the "Class B-3 Conversion Date")).

               (d) Each Share of the Sub-Class B-4 Common Stock, other than a Share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-4 Common Stock, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Shares of the Class A Common Stock, at the relative net asset value of each such Class at the time of the calculation of the net asset value of such Class of Shares on the date that is the first Business Day (as defined in such Series' prospectus and/or statement of additional information) of the month in which the second anniversary of the issuance of such Shares of the Sub-Class B-4 Common Stock occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-4 Shares occurred or (ii) for Sub-Class B-4 Shares obtained through an exchange, the date on which the issuance of the Sub-Class B-4 Shares of an eligible Brinson fund occurred, if such Shares were exchanged directly or through a series of exchanges for the Corporation's Sub-Class B-4 Shares (the "Class B-4 Conversion Date")).

               (e) For purposes of the foregoing, the term "eligible Brinson fund" means any and all mutual funds for which Brinson Advisors, Inc. or an affiliate of Brinson Advisors, Inc. serves as investment adviser, investment manager or principal underwriter and that offer shares that (i) have a contingent deferred sales charge imposed upon certain redemptions of such shares and (ii) are exchangeable with the Corporation's Shares of Sub-Class B-1, Sub-Class B-2, Sub-Class B-3 or Sub-Class B-4 Common Stock.

               (f) Each Share of Sub-Class B-1, Sub-Class B-2, Sub-Class B-3 or Sub-Class B-4 Common Stock (which may be referred to collectively as "Shares of Class B Common Stock) purchased through the reinvestment of a dividend or a distribution with respect to the corresponding Sub-Class of Class B Common Stock and the dividends and distributions on such Shares shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Class B-1 Conversion Date, Class B-2 Conversion Date, Class B-3 Conversion Date or Class B-4 Conversion Date (each hereinafter referred to as a "Conversion Date"), a number of the Shares held in the sub-account of the holder of record of the corresponding Sub-Class of Class B Common Stock being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Shares of the Class A Common Stock. The number of Shares of the applicable Sub-Class of Class B Common Stock in the holder's sub-account so converted shall bear the same relation to the total number of Shares maintained in that sub-account on the Conversion Date as the number of Shares of the corresponding Sub-Class of Class B Common Stock of the holder converted on the Conversion Date bears to the total number of Shares of that Sub-Class of Class B Common Stock of the holder on the Conversion
          Date not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B Common Stock.

               (g) The number of Shares of the Class A Common Stock into which Shares of Class B Common Stock are converted pursuant to Paragraphs
          (3)(a), (3(b), 3(c), 3(d) and (3)(f) hereof shall equal the number (including for this purpose fractions of a Share) obtained by dividing the net asset value per share of the Class B Common Stock



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          for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per Share of the Class A Common Stock for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date.

               (h) On the Conversion Date, the Shares of Class B Common Stock converted into Shares of Class A Common Stock will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends to the Conversion Date).

               (i) The Board of Directors shall have full power and authority to adopt such other terms and conditions concerning the conversion of Shares of the Sub-Class B-1, Sub-Class B-2, Sub-Class B-3 and Sub-Class B-4 Common Stock to Shares of Class A Common Stock as they deem appropriate; provided such terms and conditions are not inconsistent with the terms contained in this Section 6.8 and subject to any restrictions or requirements under the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereof promulgated or issued by the Securities and Exchange Commission or any conditions or limitations contained in an order issued by the Securities and Exchange Commission as applicable to the Corporation.

         FOURTH: The Board of Directors has reclassified its Class B Common Stock into Shares of Sub-Class B-1, Sub-Class B-2, Sub-Class B-3 and Sub-Class B-4 Common Stock under the authority contained in Article SIXTH of the Corporation's Restatement of Articles of Incorporation, as currently in effect. The total number of shares of capital stock that the Corporation has authority to issue remains unchanged

          FIFTH: The Corporation is registered with the U.S. Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

         IN WITNESS WHEREOF, the undersigned Vice President and Secretary of Brinson Master Series, Inc. hereby executes these Articles Supplementary on behalf of the Corporation, acknowledges these Articles Supplementary to be the act of the Corporation and further states under the penalties of perjury that, to the best of her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.



Dated:   October 19, 2001

                                         By:   /s/ Amy R. Doberman
                                               -------------------
                                                   Amy R. Doberman
                                                   Vice President and Secretary

                                     Attest:  /s/ Cristina Paradiso
                                              ---------------------
                                                  Cristina Paradiso
                                                  Assistant Secretary

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